UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-140128

UNDER

THE SECURITIES ACT OF 1933

Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2985553
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(Address of Principal Executive Offices)

AMENDED AND RESTATED 1998 DIRECTOR EQUITY INCENTIVE PLAN

(Full Title of the Plans)

John H. Masterson

Senior Vice President and General Counsel

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(508) 261-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Keith Higgins

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-140128) (the “Registration Statement”) of Aspect Medical Systems, Inc. (the “Registrant”), pertaining to the registration of an aggregate of 150,000 shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”) (including the associated Series A Junior Participating Preferred Stock purchase rights), issuable under the Registrant’s Amended and Restated 1998 Director Equity Incentive Plan, which was filed with the Securities and Exchange Commission on January 22, 2007.

Pursuant to an Agreement and Plan of Merger dated as of September 27, 2009 among United States Surgical Corporation, a Delaware corporation, (“USSC”), Transformer Delaware Corp., a Delaware corporation and a wholly owned subsidiary of USSC (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on November 6, 2009.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Massachusetts, on November 9, 2009.

Aspect Medical Systems, Inc.

By:	/S/ JOHN W. KAPPLES
Name:	John W. Kapples
Title:	Vice President & Secretary, Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on November 9, 2009.

SIGNATURE	TITLE

/S/ RICHARD J. MEELIA	Richard J. Meelia
President (Principal Executive Officer)

/S/ CHARLES J. DOCKENDORFF	Charles J. Dockendorff
Vice President (Principal Financial Officer)

/S/ RICHARD G. BROWN	Richard G. Brown
Vice President (Principal Accounting Officer)

/S/ KEVIN G. DASILVA	Kevin G. DaSilva
Vice President & Treasurer, Director

/S/ MATTHEW J. NICOLELLA	Matthew J. Nicolella
Director